CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 29, 2023, relating to the financial statements and financial highlights of PFG American Funds Conservative Income Strategy Fund, PFG American Funds Growth Strategy Fund, PFG Fidelity Institutional AM Equity Index Strategy Fund, PFG Fidelity Institutional AM Equity Sector Strategy Fund, PFG Fidelity Institutional AM Core Plus Bond ESG Strategy Fund (previously, PFG Fidelity Institutional AM Bond ESG Strategy Fund), PFG JP Morgan Tactical Aggressive Strategy Fund, PFG JP Morgan Tactical Moderate Strategy Fund, PFG BNY Mellon Diversifier Strategy Fund, PFG MFS Aggressive Growth Strategy Fund, PFG BR Target Allocation Equity Strategy Fund (previously, PFG BR Equity ESG Strategy Fund), PFG Janus Henderson Balanced Strategy Fund, PFG Invesco Equity Factor Rotation Strategy Fund (previously, PFG Invesco Thematic ESG Strategy Fund), PFG Meeder Tactical Strategy Fund, PFG Tactical Income Strategy Fund, and PFG Active Core Bond Strategy Fund, each a series of Northern Lights Fund Trust, for the year ended April 30, 2023, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Policies and Procedures for Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

July 10, 2023